EXHIBIT 10.2





                           MASTER MANAGEMENT AGREEMENT


         THIS MASTER MANAGEMENT AGREEMENT (this "Agreement") is made and entered into as of the 31st day of December, 1997 and effective as of the Effective Date (as defined below), by and among M&P Partners Limited Partnership, a Massachusetts limited partnership ("Managing Agent"), and the parties identified on the signature page of this Agreement as Owners (each, an "Owner" and, "collectively, "Owners").

                              W I T N E S S E T H :

         WHEREAS,  Owners are the owners of those premises  described on Exhibit
A,  attached  hereto  and  made  a  part  hereof  (collectively,   the  "Managed
Premises"); and

         WHEREAS, Owners desire to retain Managing Agent, and Managing Agent is willing to serve, as managing agent with respect to the Managed Premises, all upon the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the agreements herein contained, Owners and Managing Agent hereby agree as follows:

         1. Engagement. Subject to the terms and conditions hereinafter set forth, Owners hereby employ Managing Agent with respect to the Managed Premises. Managing Agent hereby accepts such employment as managing agent and agrees to devote such time, attention and effort as may be appropriate to operate and manage the Managed Premises in a diligent, orderly and efficient manner. Managing Agent may, with Owners' consent, subcontract out some or all of its obligations hereunder to third party managers; provided, however, that, in any such event, Managing Agent shall be and remain primarily liable to Owners for performance hereunder.

         2. General Parameters. Any or all services may be performed or goods purchased by Managing Agent under arrangements jointly with or for other properties owned or managed by Managing Agent and the costs shall be reasonably apportioned. Managing Agent may employ personnel who are assigned to work exclusively at the Managed Premises or partly at the Managed Premises and other buildings owned and/or managed by Managing Agent. Wages, benefits and other related costs of centralized accounting personnel and employees employed by Managing Agent and assigned to work exclusively or partly at the Managed
Premises shall be fairly apportioned and reimbursed, pro rata, by Owners in addition to the Fee and Construction Supervision Fee (as defined in Section 5).

         3. Duties. Without limitation, Managing Agent agrees to perform the following specific duties:

                  (a) To seek tenants for the Managed Premises in accordance with the rental schedule established by the applicable Owner and to negotiate leases including renewals thereof and to lease in the applicable Owner's name space on a lease form approved by such Owner, only to tenants, at rentals, and for periods of occupancy all as are approved in each case by the applicable Owner. To employ appropriate means in order that the availability of rental space is made known to potential tenants; provided, however, that such means shall not include the employment of brokers unless otherwise agreed by the applicable Owner. The legal expenses of negotiating such leases and leasing such space shall be approved and paid by the applicable Owner.

                  (b) To collect all rents and other income from the Managed Premises and to give receipts therefor, both on behalf of Owners, and deposit such funds in such banks and such accounts as are named, from time to time, by Owners, in agency accounts for and under the name of Owners. Managing Agent shall be empowered to sign disbursement checks on these accounts.

                  (c) To make contracts for and to supervise any repairs and/or alterations to the Managed Premises, including tenant improvements and decoration of rental space, as may be approved by the applicable Owner.

                  (d) For Owners' account and at its expense, to hire, supervise and discharge employees as required for the efficient operation and maintenance of the Managed Premises.

                  (e) To obtain, at Owners' expense, appropriate insurance for the Managed Premises protecting Owners and Managing Agent while acting on behalf of Owners against all normally insurable risks relating to the Managed Premises and complying with the requirements of Owners' mortgagee, if any, and, upon approval thereof, to cause the same to be provided and maintained by all tenants with respect to the Managed Premises to the extent required by the terms of such tenants' leases.

                  (f) To promptly notify the applicable Owner and its insurance carriers, as required by the applicable policies, of any casualty or injury to person or property at the Managed Premises, and complete customary reports in connection therewith.

                  (g) To procure seasonably all supplies and other materials necessary for the proper operation of the Managed Premises, at Owners' expense.

                  (h) To pay promptly from rental receipts, other income derived from the Managed Premises, or other monies made available by Owners for such purpose, all costs incurred in the operation of the Managed Premises which are expenses of Owners hereunder, including wages or other payments for services rendered, invoices for supplies or other items furnished in relation to the Managed Premises, and pay over forthwith the balance of such rental receipts, income and monies to Owners or as Owners shall from time to time direct. (In the event that the sum of the expenses to operate and the compensation due the Managing Agent exceed gross receipts in any month and no excess funds from prior months are available for payment of such excess, Owners shall pay promptly the amount of the deficiency thereof to Managing Agent upon receipt of statements therefor.)

                  (i) To advise Owners promptly of any material developments in the operation of the Managed Premises that might affect the profitable operation of the Managed Premises.

                  (j) To establish, in Owners' name and with Owners' approval, reasonable rules and regulations for tenants of the Managed Premises.

                  (k) At the direction of the applicable Owner and with counsel selected by such Owner, to institute or defend, as the case may be, any and all legal actions or proceedings (in the name of such Owner if necessary) relating to operation of the Managed Premises.

                  (l) To maintain the books and records of Owners reflecting the management and operation of the Managed Premises, making available for reasonable inspection and examination by Owners or its representatives, all books, records and other financial data relating to the Managed Premises.

                  (m) To prepare and deliver seasonably to tenants of the Managed Premises such statements of expenses or other information as shall be required on the landlord's part to be delivered to such tenants for computation of rent, additional rent, or any other reason.

                  (n) To aid, assist and cooperate with Owners in matters relating to taxes and assessments and insurance loss adjustments, notify the Owners of any tax increase or special assessments relating to the Managed Premises and, with Owners' approval, to enter into contracts for tax abatements services.

                  (o) To provide such emergency services as may be required for the efficient management and operation of the Managed Premises on a 24-hour basis.

                  (p) To enter into contracts for utilities (including, without limitation, water, fuel, electricity and telephone) and for building services (including, without limitation, cleaning of windows, common areas and tenant space, ash, rubbish and garbage hauling, snow plowing, landscaping, carpet cleaning and vermin extermination), and for other services as are appropriate to first class office space.

                  (q) To seek the lowest competitive price commensurate with desired quality for all items purchased or services contracted by it under this Agreement.

                  (r)  To  take  such  action  generally   consistent  with  the
         provisions of this Agreement, as Owners might with respect to the Managed Premises if personally present.

         4. Authority. Owners give to Managing Agent the authority and powers to perform the foregoing duties on behalf of Owners subject, however, to Owners' approval as specified. Owners further authorize Managing Agent to incur such reasonable expenses, specifically contemplated in Section 2, on behalf of Owners as are necessary in the performance of those duties.

         5. Special Authority of Agent. In addition to, and not in limitation of, the duties and authority of Managing Agent contained herein, Managing Agent shall perform the following duties, but only with Owners' prior approval in each case:

                  (a) Terminate tenancies and sign and serve in the name of Owners such notices therefor as may be required for the proper management of the Managed Premises.

                  (b) With counsel selected by Owners, and at Owners' expense, institute and prosecute actions to evict tenants and recover possession of rental space, and recover rents and other sums due; and when expedient, settle, compromise and release such actions or suits or reinstate such tenancies.

         6.  Compensation.

                  (a) In consideration of the services to be rendered by the Managing Agent hereunder, Owners agree to pay and the Managing Agent agrees to accept as its sole compensation (i) a management fee (the "Fee") equal to three percent (3%) of the gross collected rents actually received by Owners from the Managed Premises, such gross rents to include all fixed rents, percentage rents, additional rents, operating expense and tax escalations, and any other charges paid to Owners in connection with occupancy of the Managed Premises, but excluding any amounts collected from tenants to reimburse Owners for the cost of capital improvements or for expenses incurred in curing any tenant default or in enforcing any remedy against any tenant; and (ii) a construction supervision fee (the "Construction Fee") in connection with all interior and exterior construction renovation or repair activities at the Managed Premises, including, without limitation, all tenant and capital improvements in, on or about the Managed Premises, undertaken during the term of this Agreement, other than ordinary maintenance and repair, equal to five percent (5%) of the cost of such construction which shall include the costs of all related professional services and the cost of general conditions.

                  (b) The Fee shall be due and payable monthly, in arrears based on a reasonable annual estimate or budget with an annual reconciliation within thirty (30) days after the end of each calendar year. The Construction Fee shall be due and payable periodically, as agreed by Managing Agent and Owners, based on actual costs incurred to date.

                  (c) Notwithstanding anything herein to the contrary, Owners shall reimburse Managing Agent for reasonable travel expenses incurred when traveling to and from the Managed Premises while performing its duties in accordance with this Agreement; provided, however, that, reasonable travel expenses shall not include expenses incurred for travel to and from the Managed Premises by personnel assigned to work exclusively at the Premises.

                  (d) Managing Agent shall also receive the amount of any lump sum reimbursables paid by tenants of the Managed Premises to the extent amounts paid exceed costs incurred by Owners for work performed with respect thereto.

                  (e) Managing Agent shall be entitled to no other additional compensation, whether in the form of commission, bonus or the like for its services under this Agreement. Except as otherwise specifically provided herein with respect to payment by Owners of legal fees, accounting fees, salaries, wages, fees and charges of parties hired by the Managing Agent on behalf of Owners to perform operating and maintenance functions in the Managed Premises, and the like, if Managing Agent hires third parties to perform services required to be performed hereunder by Managing Agent without additional charge to Owners, Managing Agent shall (except to the extent the same are reasonably attributable to an emergency at the Managed Premises) be responsible for the charges of such third parties. Managing Agent shall not, however, hire any third party without Owners' prior written consent, which consent shall not be unreasonably withheld. In addition, Managing Agent shall, at its expense, assume Owners' obligations under the contracts and agreements listed as Exhibit B, attached hereto and made a part hereof.

         7. Contracts. Managing Agent shall not, without the prior consent of Owners, enter into any contracts on behalf of Owners which extend beyond the then current term of this Agreement.

         8. Term of Agreement. The term of this Agreement shall begin on the date hereof and, unless sooner terminated as herein provided, shall end on that date which is thirty (30) days following written notice of termination given by either Owners or Managing Agent to the other. This Agreement may be terminated with respect to less than all of the properties comprising the Managed Premises.

         9. Termination or Expiration. Upon termination or expiration of this Agreement with respect to any of the Managed Premises for any reason whatsoever, Managing Agent shall promptly turn over to Owners all books, papers, funds, records, keys and other items relating to the management and operation of such Managed Premises, including, without limitation, all leases in the possession of the Managing Agent and shall render to Owners a final accounting with respect thereto through the date of termination.

         10.  Assignment of Rights and Obligations.

                  (a) Without Owners' prior written consent, Managing Agent shall not sell, transfer, assign or otherwise dispose of or mortgage, hypothecate or otherwise encumber or permit or suffer any encumbrance of all or any part of its rights and obligations hereunder, and any transfer, encumbrance or other disposition of an interest herein made or attempted in violation of this paragraph shall be void and ineffective, and shall not be binding upon Owners.

                  (b) Owners, without Managing Agent's consent, may assign its rights and obligations hereunder to any mortgagee with respect to, or successor Owners of, the Managed Premises, but not otherwise.

                  (c) Consistent with the foregoing paragraphs (a) and (b), the terms "Owners" and "Managing Agent" as used in this Agreement shall mean the original parties hereto and their respective mortgagees, successors, assigns, heirs and legal representatives.

         11. Fidelity Bond. Owners, at Owners' expense, may require that employees of Managing Agent who handle or are responsible for Owners' money to be bonded by a fidelity bond in an amount sufficient in Owners' determination to cover any loss which may occur in the management and operation of the Managed Premises or that Managing Agent obtain a fiduciary policy of insurance.

         12.  Indemnification and Insurance.

                  (a) Owners agree to defend, indemnify and hold harmless Managing Agent from and against all costs, claims, expenses and liabilities (including reasonable attorneys' fees) arising out of Managing Agent's performance of its duties in accordance with this Agreement including, without limitation, injury or damage to persons or property occurring in, on or about the Managed Premises and violations or alleged violations of any law, ordinance, regulation or order of any governmental authority regarding the Managed Premises except any injury, damage or violation resulting from Managing Agent's default hereunder, or from Managing Agent's fraud, gross negligence or willful misconduct in the performance of its duties hereunder.

                  (b) Owners agrees that required insurance shall include, at Owners' expense, public liability and workmen's compensation insurance upon the following terms and conditions:

                           (i) policies shall be so written as to protect the Managing Agent in the manner and to the same extent as Owners.

                           (ii) Workmen's compensation policies shall be written
                  to comply with applicable legal requirements.

                           (iii) The public liability insurance shall be written
                  in limits of not less than One Million Dollars ($1,000,000) per occurrence for bodily injury and Five Hundred Thousand Dollars ($500,000) per occurrence for property damage.

                           (iv) Such public  liability  insurance  shall include
                  the standard extensions of liability coverage as may be mutually agreed upon from time to time, and shall name both parties and their respective employees as additional insureds.

         13. Notices. Whenever notice is to be sent pursuant to this Agreement to either party to this Agreement, it is expressly understood that same shall be sent postage prepaid, certified mail, return receipt requested to either party at 400 Centre Street, Newton, Massachusetts 02158, or to any such address that either party may hereinafter designate.

         14.  Limitation of Liability.

                  (a) No partner of Owners or Managing Agent shall be personally liable hereunder, all such liability being limited in the case of Owners to the interest of Owners in the Managed Premises and in the case of Managing Agent, to its interest hereunder.

                  (b) The Declarations of Trust establishing some Owners, a copy of which, together with all amendments thereto (the "Declarations"), is duly filed with the Department of Assessments and Taxation of the State of Maryland, provides that the names of such Owners refers to the trustees under such Declarations collectively as trustees, but not individually or personally, and that no trustee, officer, shareholder, employee or agent of such Owners shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, such Owners. All persons dealing with such Owners, in any way, shall look only to the respective assets of such Owners for the payment of any sum or the performance of any obligation of such Owners. In any event, all liability of such Owners hereunder is limited to the interest of such Owners in the Managed Premises and, in the case of Managing Agent, to its interest hereunder.

                  (c) It is the intention of the parties hereto that each Owner be liable hereunder only with respect to the

         Managed  Premises  owned by such  Owner and that  each  Owner be solely
         responsible  for   liabilities   incurred  with  respect  only  to  its
         properties and receive all income therefrom.

         15. Modification of Agreement. This Agreement may not be modified, altered or amended in manner except by an amendment in writing, duly executed by the parties hereto. Additional properties may be added to the scope of this Agreement by substituting for Exhibit A to this Agreement a revised Exhibit A including such property or properties, provided that such replacement Exhibit A shall be initialed by Owners and Managing Agent.

         16. Independent Contractor. This Agreement is not one of general agency by Managing Agent for Owners, but one with Managing Agent engaged as an independent contractor. Nothing in this Agreement is intended to create a joint venture, partnership, tenancy-in-common or other similar relationship between Owners and Managing Agent for any purposes whatsoever.

         17. Law Governing. This Agreement shall be governed by and in accordance with the laws of The Commonwealth of Massachusetts.

         18. Amendment and Restatement. It is the intention of the parties hereto that this Agreement amend and restate in their entirety any existing management agreements between Managing Agent and Owners with respect to the Managed Premises. The "Effective Date" of this Agreement shall be the later to occur of January 1, 1997 and the date of the management agreement being amended and restated.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a sealed instrument as of the date above first written.

                            MANAGING AGENT:

                            M&P PARTNERS LIMITED PARTNERSHIP

                            By:     HRPT Advisors, Inc., its general
                                    partner

                                    By: /s/
                                    Its (Vice) President


                            OWNERS:

                            TRUSTEES OF HARVARD STREET REALTY TRUST


                            By: /s/ David J. Hegarty
                                As Trustee and not individually

                            HUB PROPERTIES TRUST


                            By: /s/ David J. Hegarty
                                Its President


                            HRPT MEDICAL BUILDING REALTY TRUST


                            By: /s/ David J. Hegarty
                                As Trustee and not individually


                            CAUSEWAY HOLDINGS, INC.


                            By: /s/ David J. Hegarty
                                Its President


                            HUB LA LIMITED PARTNERSHIP

                            By: HUB LA Properties Trust, its
                                general partner


                                By: /s/ David J. Hegarty
                                    Its President


                            HUB REALTY FUNDING, INC.


                            By: /s/ David J. Hegarty
                                Its President


                            HUB REALTY RICHLAND, INC.


                            By: /s/ David J. Hegarty
                                Its President


                            HUB REALTY IV, INC.


                            By: /s/ David J. Hegarty
                                Its President

                            HUB REALTY III, INC.


                            By: /s/ David J. Hegarty
                                Its President


                            HUB REALTY COLLEGE PARK, I, LLC

                            By: HUB Management, Inc.


                                By: /s/ David J. Hegarty
                                    Its President


                            HUB REALTY KANSAS CITY, INC.


                            By: /s/ David J. Hegarty
                                Its President


                            HUB REALTY BUFFALO, INC.


                            By: /s/ David J. Hegarty
                                Its President


                            HUB REALTY SAN DIEGO I, INC.


                            By: /s/ David J. Hegarty
                                Its President


                            EPA GOLDEN, L.P.

                            By:  Hub Realty Golden, Inc., general
                                 partner


                                 By: /s/ David J. Hegarty
                                     Its President


                            HUB ACQUISITION TRUST


                            By: /s/ David J. Hegarty
                                Its President


                                            Exhibit A - page 1 of 2
                                               Managed Premises


Owner (abbr.)                   Property Address

47 Hvd.St.Rlty Tr.              47 Harvard Street                               Westwood                   MA
Hub Prop Tr                     Sorrento Valley, 5555, 5601, 5626               San Diego                  CA
Hub Prop Tr                     Torrey Pines, 3030-50 Science Park              San Diego                  CA
Hub Prop Tr                     Fair Oaks                                       Fairfax                    VA
Hub Prop Tr                     145 University Avenue                           Westwood                   MA
Hub Prop Tr                     1145 19th Street                                Washington                 DC
HRPT Med Bldg Rt                1295 Boylston Street                            Boston                     MA
Causeway Hldgs Inc              251 Causeway Street                             Boston                     MA
HRPT Med Bldg Rt                109 Brookline Avenue                            Boston                     MA
Hub Prop Tr                     443 Gulph Road                                  King of Prussia            PA
Hub Prop Tr                     515 Penn Ave                                    Ft. Washington             PA
Hub Prop Tr                     525 Virginia Drive                              Ft. Washington             PA
Hub Prop Tr                     1035 Virginia Drive                             Ft. Washington             PA
Hub Prop Tr                     723 Drescher Road                               Horsham                    PA
Hub Prop Tr                     7 W.34th St                                     NY                         NY
Hub Prop Tr                     One Franklin Plaza                              Philadelphia               PA
Hub Prop Tr      (*)            830 E. Potomac Circle                           Aurora                     CO
Hub Prop Tr                     100 South Charles St, Tower II                  Baltimore                  MD
Hub RI Props Tr (*)             701 George Washington Hw.                       Lincoln                    RI
Hub Prop Tr                     710N/230S Euclid & 1085 N                       Anaheim                    CA
                                Harbor
Hub Prop Tr                     6300 Bridgeport Parkway                         Austin                     TX
Hub Prop Tr                     2141 K. Street, N.W.                            Washington                 DC


HUB LA LP                       Cedar Sinai I                                   Los Angeles                CA
HUG LA LP                       Cedar Sinai II                                  Los Angeles                CA

                                  (*) Accounting wage allocations only

                                            Exhibit A - page 2 of 2
                                                Manage Premises

H.R. Fndg Inc                   15 Twelfth Street                               Petersburg                 AK
H.R. Fndg Inc                   8900 Lakes at 610 Business Park                 Houston                    TX
H.R. Fndg Inc                   711 14th Avenue                                 Safford                    AZ
H.R. Fndg Inc                   220 E. Bryan Street                             Savannah                   GA
H.R. Fndg Inc                   435 Montano Boulevard                           Albuquerque                NM
H.R. Richland Inc               2420 & 2430 Stevens Center Place                Richland                   WA
H.R.IV, Inc                     2029 Stonewall Jackson Drive                    Falling Waters             WV
H.R.III,Inc                     55 North Robinson                               Oklahoma City              OK
H.R.Collg Pk I, LLC             4700 River Road                                 Riverdale                  MD
Hub Realty KC, Inc              4241 N.E. 34th Street                           Kansas City                MO
H.R. Fndg Inc                   9797 Aero Drive                                 San Diego                  CA
H.R. Fndg Inc                   5353 North Yellowstone Drive                    Cheyenne                   WY
H.R. S.Diego I, Inc             4560 Viewridge Drive                            San Diego                  CA
H.R. Fndg Inc                   1474 Rodeo Road                                 Santa Fe                   NM
H.Grp LLC                       4181 Ruffin Road                                San Diego                  CA
H.R. Fndg Inc                   820 West Diamond Avenue                         Gaithersburg               MD
H.R. Fndg Inc                   20400 Century Boulevard                         Germantown                 MD
H.R. Fndg Inc                   6710 Oxon Hill Drive                            Oxon Hill                  MD
H.R. Buffalo, Inc               138 Delaware Avenue                             Buffalo                    NY
H.R. Fndg Inc                   5600 Columbia Pike                              Falls Church               VA
H.R. Fndg Inc                   20 Massachusetts Avenue                         Washington                 DC
H.R. Fndg Inc                   625 Indiana Avenue                              Washington                 DC
H.R. Fndg Inc                   400 State Avenue                                Kansas City                KS
H.R. Fndg Inc                   201 Indianola Avenue                            Phoenix                    AZ
H.R. Fndg Inc                   3285 E. Hemisphere Loop                         Tuscon                     AZ
H.R. Fndg Inc                   5051 Rodeo Road                                 Los Angeles                CA
H.R. Fndg Inc                   701 Clay Ave                                    Waco                       Tx
H.R. Fndg Inc                   16194 West 45th Street                          Golden                     CO

                                        Initials:

                                        Owners: /s/ DJH

                                        Agent: /s/ NL

                                    Exhibit B

                                Assumed Contracts


Property Management Agreement, dated as of June 16, 1994, between GovProp Funding, L.P. and Rosecliff Realty Inc., as amended.

Property Management Agreement, dated as of February 7, 1995, between Rosecliff Realty Richland Inc. and Rosecliff Realty Inc. (Richland, WA).

Property Management Agreement, dated as of July 27, 1995, between Rosecliff Realty College Park I, LLC and Rosecliff Realty Inc.

Property Management Agreement, dates as of October 13, 1995, between Rosecliff Realty Kansas City, Inc., and Rosecliff Realty Inc. (Kansas City, MO).

Property Management Agreement, dated as of September 7, 1995, between Rosecliff Realty III, Inc. and Rosecliff Realty Inc. (Oklahoma City, OK).

Property Management agreement dated as of September 7, 1995, between Rosecliff Realty IV, Inc. and Rosecliff Realty Inc. (Falling Waters, WV).

Property Management Agreement, dated as of March 13, 1996, between Rosecliff Realty Buffalo, Inc. and Rosecliff Realty Inc. (Buffalo, NY).

Property Management Agreement, dated as of December 23, 1995, between Roseview San Diego Limited Partnership and Rosecliff Realty Inc. (San Diego, CA (DEA)), as amended.

Property Management Agreement, dated as of July 19, 1996 between Rose Group LLC and Rosecliff Realty Inc. (San Diego, CA (DFAS)).

Development & Management agreement, dated as of August 22, 1996, between Imperial Industrial Group and Rose Group LLC (San Diego, CA (DFAS)).